GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer.-- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

================================================================================
                                     Give the SOCIAL
For this type of account:            SECURITY NUMBER of
================================================================================
1. Individual                        The individual

2. Two or more                       The actual owner of the
   individuals                       account or, if combined
   (joint account)                   funds, the first individual
                                     on the account(1)

3. Custodian account                 The minor(2)
   of a minor (Uniform
   Gift to Minors Act)

4. a. The usual                      The grantor-trustee(1)
      revocable savings
      trust account (grantor
      is also trustee)

   b. So-called trust                The actual owner(1)
      account that is not
      a legal or valid
      trust under state
      law

5. Sole proprietorship               The owner(3)

================================================================================
                                     Give the EMPLOYER
                                     IDENTIFICATION
For this type of account:            number of
================================================================================

6.  Sole proprietorship              The owner(3)

7.  A valid trust, estate,           The legal entity(4)
    or pension trust

8.  Corporate                        The corporation

9.  Association, club,               The organization
    religious,
    charitable,
    educational, or
    other tax-exempt
    organization

10. Partnership The partnership

11. A broker or                      The broker or nominee
    registered nominee

12. Account with the                 The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as
    a state or local
    government, school
    district, or prison)
    that receives
    agricultural
    program payments
================================================================================

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number. Payees Exempt from Backup Withholding

Payees specifically exempted from the withholding include:

o An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

o The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly owned agency or instrumentality of any of the foregoing.

o     An international organization or any agency or instrumentality thereof.

o     A  foreign   government   and  any   political   subdivision,   agency  or
      instrumentality thereof. Payees that may be exempt from backup withholding include:

o     A corporation.

o     A financial institution.

o A dealer of securities or commodities required to register in the United States, the District of Columbia, a possession of the United States.

o     A real estate investment trust.

o     A common trust fund operated by a bank under Section 584(a).

o An entity registered at all times during the tax year under the Investment Company Act of 1940.

o A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

o A futures commission merchant registered with the Commodity Futures Trading Commission.

o     A foreign  central  bank.

Payees of dividends and patronage dividends generally exempt from backup withholding include:

o     Payments to nonresident aliens subject to withholding under Section 1441.

o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

o     Payments of patronage dividends not paid in money.

o     Payments made by certain foreign organizations.

o     Section 404(k) payments made by an ESOP.

Payees of interest generally exempt from backup withholding include:

o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

o     Payments described in Section 6049(b)(5) to nonresident aliens.

o     Payments on tax-free covenant bonds under Section 1451.

o     Payments made by certain foreign organizations.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 049, 6050A and 6050N and the regulations thereunder.

Exempt payees should complete a substitute Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, write "EXEMPT" on the form, sign and date the form and return it to the payer.

Privacy Act Notice. -- Section 6019 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. -- If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)   Criminal  Penalty  for  Falsifying  Information.   --Willfully  falsifying
      certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.